Exhibit 23.2

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-88196, 333-07255, 333-27525, 333-30324, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-126191, 333-135949, 333-143990, 333-151762, 333-157504, 333-160350, 333-171468 and 333-178067) and Form S-3 (File No. 333-168509) of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated January 16, 2012 included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the Securities and Exchange Commission on or about February 29, 2012, and our summary report attached as Exhibit 99.1 to such Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC. Texas Registered Engineering Firm F-2699

By:	/S/ C.H. (SCOTT) REES III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

February 29, 2012